UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 20, 2013

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                  On March 20, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Comfort Systems USA, Inc. (the “Company”) authorized certain equity grants under the Company’s Long-term Incentive Plan to executive officers and other key employees for the 2013 fiscal year. The awards under the Long-term Incentive Plan were distributed so that 30% of the awards are in the form of time vesting stock options, 30% in for the form of time vesting restricted stock units, and 40% in the form of dollar-denominated performance vesting restricted stock units.  The Company’s named executive officers received the following equity grants effective March 20, 2013:

Executive	Time Vesting RSUs	Time Vesting Stock Options	Dollar- Denominated Performance Vesting RSUs (Target)
Brian E. Lane President and Chief Executive Officer	16,234	44,476	$300,000
William George, III Executive Vice President and Chief Financial Officer	10,909	29,888	$201,600
Trent McKenna Vice President and General Counsel	6,169	16,901	$114,000
Julie Shaeff Senior Vice President and Chief Accounting Officer	3,896	10,674	$72,000

Time vesting restricted stock units. The time vesting restricted stock units listed above vest in three equal installments over a three-year vesting schedule.

Time vesting stock options. The time vesting stock options listed above are exercisable at $13.86 per share, the closing price of the Company’s common stock on the date of the grant. They will expire at the earlier of ten years from the date of grant or three months following the executive’s termination from employment with the Company, and vest in three equal installments over a three-year vesting schedule.

Dollar-denominated performance vesting restricted stock units. The dollar-denominated performance vesting restricted stock units (“PSUs”) are subject to two performance measures: 50% of the PSUs will have an EPS measure, and 50% of the PSUs will have a measure based on total shareholder return relative to the Company’s peer group. The PSUs have a three-year performance period and will be eligible to vest at the end of the three-year performance period. Depending on the Company’s performance in relation to the established performance measures, the awards may vest at 0-200% of the targeted amount. In the event the Company achieves the necessary performance metrics, the value of the grant will be determined in dollars and settled in stock, so that the actual number of shares awarded will be based on the market price of the Company’s common stock at the end of the performance period.

The forgoing description of the 2013 award agreements does not purport to be complete, is intended only as a summary, and is qualified in its entirety by reference to the complete text of the agreements filed herewith and incorporated herein by reference.

Item 9.01                   Financial Statement and Exhibits.

(d)                     Exhibits.

10.1	Form of 2013 Restricted Stock Unit Agreement
10.2	Form of 2013 Dollar-denominated Performance Vesting Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

	By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and
General Counsel

Date: March 22, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Form of 2013 Restricted Stock Unit Agreement

10.2	Form of 2013 Dollar-denominated Performance Vesting Restricted Stock Unit Agreement